EXHIBIT 7.29
                                                                    ------------

                                 AMENDMENT NO. 1

                                       TO

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                               TALON HOLDINGS LLC

      This Amendment No. 1 (this "Amendment") to Limited Liability Company Agreement of Talon Holdings LLC is made and entered into as of May 11, 2007, and to be effective only in accordance with Section 8 hereof, by and among Centerbridge Capital Partners, L.P., Centerbridge Partners Strategic, L.P., Centerbridge Capital Partners SBS, L.P. (collectively, "Centerbridge"), The Woodbridge Company Limited ("Woodbridge") and Talon Management Holdings LLC ("Talon Management Holdings" and collectively with Centerbridge and Woodbridge, each a "Member" and collectively the "Members").

                                    RECITALS

      WHEREAS, the Members are parties to that certain Limited Liability Company Agreement of Talon Holdings LLC, dated as of March 23, 2007 (the "Agreement");

      WHEREAS, Section 4.8 of the Agreement provides that the Agreement may be amended pursuant to a written agreement executed by all of the parties thereto;

      WHEREAS, the Members, constituting all of the parties to the Agreement, desire to amend the Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Defined Terms. All capitalized terms used, but not defined, in this Amendment shall have the meanings given to such terms in the Agreement.

      2. Amendment of Section 1.8. Section 1.8 of the Agreement is hereby deleted and replaced in its entirety as follows:


            "1.8 Members. The names and mailing addresses of the Members, and their respective capital contributions, are as follows:

      ---------------------------------------------------------------------

                  Name                     Address             Capital
                                                             Contribution
      ---------------------------------------------------------------------

      Centerbridge Capital         c/o Centerbridge            $286.40
      Partners, L.P.               Partners, L.P., 31 West
                                   52nd Street, 16th
                                   Floor, New York, New
                                   York 10019
      ---------------------------------------------------------------------

      Centerbridge Capital         c/o Centerbridge             $10.10
      Partners Strategic, L.P.     Partners, L.P., 31 West
                                   52nd Street, 16th
                                   Floor, New York, New
                                   York 10019
      ---------------------------------------------------------------------

      Centerbridge Capital         c/o Centerbridge             $6.30
      Partners SBS, L.P.           Partners, L.P., 31 West
                                   52nd Street, 16th
                                   Floor, New York, New
                                   York 10019
      ---------------------------------------------------------------------

      The Woodbridge Company       65 Queen Street West         $127.6
      Limited                      Suite 2400
                                   Toronto, Canada M5H 2M8
      ---------------------------------------------------------------------

      Talon Management Holdings    c/o James R. Crane          $351.00
      LLC                          EGL, Inc.
                                   15350 Vickery Drive
                                   Houston, Texas 77032
      ---------------------------------------------------------------------


      3. Amendment of Section 2.3. Section 2.3 of the Agreement is hereby deleted and replaced in its entirety as follows:

            "2.3  Distributions; Profits and Losses.

            (a) General. Except as set forth in Section 2.3(b), all distributions by the Company to the Members shall be shared by the Members pro-rata in proportion to their capital contributions as set forth above.

            (b) Distributions of Termination Fee or Reimbursement of Expenses. Notwithstanding Section 2.3(a) or anything in the Interim Investors Agreement to the contrary, in the event that the Company receives, pursuant to the Merger Agreement, any payment of the Termination Fee or any reimbursement of Expenses (as defined in the Merger Agreement), the Company shall distribute any such amount to the Members as follows:



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



            First, (i) 5,000,000 to Management Holdings, (ii) 17,587,500 to Centerbridge and (iii) 7,412,500 to Woodbridge;

            Second, to the extent that Talon Management Holdings or James R. Crane makes a payment of $1,000,000 in the aggregate to Sterling Group Partners II, L.P. and Sterling Group Partners II (Parallel), L.P. that is payable by Talon Management Holdings or James R. Crane upon receipt of the Termination Fee by the Company, to Talon Management Holdings up to $1,000,000; and

            Thereafter, 42.2% to Centerbridge, 17.8% to Woodbridge, and 40% to Talon Management Holdings.

            (c) Profits and Losses. Profits and losses of the Company shall be allocated for all purposes (including, without limitation, tax purposes (provided that for tax purposes, any such allocation shall comply with the requirements of Section 704(c) Internal Revenue Code of 1986, as amended)) among the Members as agreed in good faith by the Members in a manner consistent with the economic provisions of this Agreement."

      4. Amendment of Section 2.5. The first sentence of Section 2.5 of the Agreement is hereby deleted and replaced in its entirety as follows:

            "All amounts contemplated by Section 2.3(b) that are received by the Company will be distributed to the Members promptly upon receipt thereof by the Company."

      5. Amendment of Section 4.1. The first sentence of Section 4.1 of the Agreement is hereby deleted and replaced in its entirety as follows:

            "Subject to Section 2.3, it is the agreement and intent of the Members that the Interim Investors Agreement shall continue to be fully applicable to the Members, mutatis mutandis so as to reflect the nature of the Company as a limited liability company, and that each of the terms of the Interim Investors Agreement shall remain in full force and effect."

      6. No Other Modification. Except as set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

      7. Governing Law. This Amendment shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

      8. Effectiveness. This Amendment shall become effective only upon the first to occur of (i) the execution and delivery by the Company, Merger Sub and EGL of an amendment to the Merger Agreement providing for a Merger Consideration of at least $45.00 per share or (ii) the termination of the Merger Agreement by EGL pursuant to Section 7.1(c)(ii) thereof in order for the Company to enter into a transaction with another party that provides for a purchase price for shares of EGL greater than $45 per share.

      9. Counterparts. This Amendment may be executed in multiple counterparts or originals, and by the different parties hereto in separate counterparts or multiple originals, each of which when executed shall be deemed to be an


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



original and all of which taken together shall constitute one and the same agreement.



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




      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.


                                                 TALON MANAGEMENT HOLDINGS LLC



                                                 By:  /s/ James R. Crane
                                                    --------------------------
                                                    James R. Crane
                                                    Managing Member











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




                                 THE WOODBRIDGE COMPANY LIMITED



                                 By:      /s/ Sarah Lerchs
                                      ------------------------------------
                                      Name:   Sarah Lerchs
                                      Title:  Senior Counsel











                  (Signature page continued on following page)




























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



                                 CENTERBRIDGE CAPITAL PARTNERS, L.P.



                                 By:    Centerbridge Associates, L.P.,
                                        its general partner


                                 By:    Centerbridge GP Investors, LLC,
                                        its general partner


                                 By:      /s/ Mark T. Gallogly
                                        -----------------------------------
                                        Name:  Mark T. Gallogly
                                        Title: Managing Principal



                                 CENTERBRIDGE CAPITAL PARTNERS
                                 STRATEGIC, L.P.



                                 By:    Centerbridge Associates, L.P.,
                                        its general partner


                                 By:    Centerbridge GP Investors, LLC,
                                        its general partner


                                 By:      /s/ Mark T. Gallogly
                                        -----------------------------------
                                        Name:  Mark T. Gallogly
                                        Title: Managing Principal



                                 CENTERBRIDGE CAPITAL PARTNERS
                                    SBS, L.P.



                                 By:    Centerbridge Associates, L.P.,
                                        its general partner


                                 By:    Centerbridge GP Investors, LLC,
                                        its general partner


                                 By:      /s/ Mark T. Gallogly
                                        -----------------------------------
                                        Name:  Mark T. Gallogly
                                        Title: Managing Principal


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